AMENDED ASSET PURCHASE AGREEMENT

                        Myoffiz, Inc.


This Agreement entered into this the 31st day of October, 2000, as amended, by and among the Shareholders and Owners
(hereinafter called the "Seller") of Myoffiz.com Pte Ltd, a
Singapore corporation (hereinafter called the "Company"), and Myoffiz, Inc, Inc, a Nevada corporation (hereinafter called the "Buyer").

WHEREAS, Seller operates a business through the Company primarily engaged in office supplies on a "Click and Mortar" mode; and

WHEREAS, Seller owns equipment, inventory, contract rights, and all other tangible and intangible assets used in connection with the operations of the business; and

WHEREAS, Buyer desires to acquire substantially all of the assets used or useful, or intended to be used in the operation of Company and Seller desires to sell such assets to Buyer; and

WHEREAS, the Sellers are the sole shareholders of Company.

NOW, THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:



SECTION 1. ASSETS PURCHASED; LIABILITIES ASSUMED

1.1.1 ASSETS PURCHASED. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement the following assets
     ("Assets"):

1.1.2     All equipment, rolling stock, and tools
     miscellaneous inventory listed on Exhibit "A", together with any replacements or additions to the equipment, etc. made prior to the closing date.

1.1.3 All inventories and supplies owned by Seller together with any replacements or additions to the inventories made prior to the closing date, but excluding inventory disposed of in the ordinary course of the business prior to the closing date.

1.1.4 All contract rights of Seller used in the business.

1.1.5 All other assets, tangible or intangible, used in the operation of the business.

1.2 NO ASSUMPTION OF LIABILITIES. Buyer shall not be responsible for any unfilled orders from customers of the Company nor shall Buyer assume responsibility of payment for other obligations of Seller, including but not limited to, Seller's obligations under any lease, contract or account.




SECTION 2. EXCLUDED ASSETS

All assets required for the business of the Company are included in the sales as listed in Exhibit "A", except for the Corporations charter and Corporate Checking account of the Company, amount owing by trade debtors to the Company prior to 31st Oct 2000, and value of Goods and Services Tax
(GST) refundable to the Company.



SECTION 3. PURCHASE PRICE FOR ASSETS AND OTHER CONSIDERATION

The purchase price for the assets shall be 2,200,000 shares of stock in Myoffiz, Inc. Nevada.

Buyer shall be responsible for all sales and transfer taxes associated with the contemplated transaction; provided, however, Seller agrees to execute or provide whatever documents are necessary for Buyer to have transferred to it.

In addition, Buyer shall issue an additional 1,500,000 shares to repay loans or advances that were made on Buyer's behalf of by two shareholders and one non-shareholder of Myoffiz.com Pte Ltd. we issued an additional 1,500,000 shares to repay loans or advances that were made on Buyer's behalf of by two shareholders and one non-shareholder of Myoffiz.com Pte Ltd.


SECTION 4. PAYMENT OF PURCHASE PRICE

The price for the Assets shall be paid as follows:

4.1  On October 31 2000 Buyer shall pay/transfer to Seller
     2,600,000 share of MyOffiz Inc, Nevada placed in the names of the Seller and/or their nominees and/or any other elections made by Seller as per Exhibit B".

4.2 The parties agree that amounts due hereunder shall be net amounts due to Seller without regard to any interest whatsoever, whether actual, imputed or implied.



SECTION 5. OTHER AGREEMENTS

There are no other agreements written or implied, except for a Management Services Agreement.



SECTION 6. SELLER'S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer as follows:

6.1 CORPORATE EXISTENCE. The Company is now and on the date of closing will be a corporation duly organized and validly existing and in good standing under the laws of Singapore.

6.2 AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized and approved by the Board of Directors and Shareholders of Company, and this agreement constitutes a valid and binding agreement of Seller in accordance with its terms.

6.3 TITLE TO ASSETS. Except as described in the Agreement, Seller holds good and marketable title to the assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges or encumbrances.

6.4 BROKERS AND FINDERS. Seller has not employed any broker or finder in connection with the transaction contemplated by this Agreement or taken action that would give rise to valid claims against any party for a brokerage commission, finder's fee or other like payment.

6.5 TRANSFER NOT SUBJECT TO ENCUMBRANCES OR THIRD PARTY APPROVAL. The execution and delivery of this Agreement by Seller and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge or encumbrance on any of the assets, and will not require the authorization, consent, or approval of any third party, including any governmental division or regulatory agency.

6.6 LABOR AGREEMENTS AND DISPUTES. Seller is neither a party to, nor otherwise subject to any collective bargaining or other agreement governing the wages, hours, in terms of employment of Seller's employees. Neither is the Seller aware of any labor dispute or labor trouble involving employees of Seller.

6.7 NONCANCELLABLE CONTRACTS. At the time of closing, there is no material leases, employment contracts, contracts for services, or maintenance, or other similar contacts, existing or related to or connected with the operation of Seller's business not cancelable within thirty (30) days.

6.8 LITIGATION. Seller have no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Seller that might result in any material adverse change in the business or condition of the assets being conveyed under this Agreement.

6.9 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of the Seller contain or will contain any untrue statements of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. The Seller knows of no fact that has resulted, or that in the reasonable judgment of Seller will result in material change in the business, operations, or assets of the Seller that has not been set forth in this Agreement or otherwise disclosed to Buyer.



SECTION 7. REPRESENTATIONS OF BUYER

Buyer represents and warrants as follows:

7.1 CORPORATE EXISTENCE. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Buyer has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

7.2 AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized and approved by the Board of Directors and shareholders of Buyer, and this Agreement constitutes a valid and binding agreement of Buyer in accordance with its terms.

7.3 BROKERS AND FINDERS. Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finders fee or other like payment.

7.4 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of Buyer contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the misstatements contained herein not misleading.



SECTION 8. COVENANTS OF SELLER AND SELLING SHAREHOLDER

8.1.1     SELLER'S OPERATION OF BUSINESS PRIOR TO CLOSING.
     Seller agree that between the date of this Agreement and the date of closing, Seller will:

8.1.2 Use its best efforts to preserve its business organization and preserve the continued operation of its business with its customers, suppliers, and others having business relations with Seller.

8.1.3 Not assign, sell, lease or otherwise transfer or dispose of any of the assets listed on Exhibit "A", except to Buyer.

8.1.4 Maintain all of its assets other than inventories in their present conditions, reasonable wear and tear and ordinary usage accepted and maintain the inventories at levels normally maintained.

8.2 ACCESS TO PREMISES AND INFORMATION. At reasonable times prior to the closing date, Seller will provide Buyer and its representatives with reasonable access during business hours to the assets, titles, contracts and records of Seller and furnish such additional information concerning Seller's businesses Buyer may from time to time reasonably request.

8.3
     EMPLOYEE MATTERS.

8.3.1 Prior to closing, Seller will deliver to Buyer lists of the names of all persons on the payroll of the Company, together with a statement of amounts paid to each during the most recent fiscal year and amounts paid for services from the beginning of the current fiscal year to a closing date. Seller will also provide Buyer with a schedule of all employee bonus arrangements and a schedule of other material compensation or personnel benefits or policies in effect, if any.

8.3.2 Prior to the closing date, Seller will not, without Buyer's prior written consent, enter into any material agreements with employees, increase the rate of compensation or bonus payable to or to become payable to any employee or effect any change in the management, personnel policies, or employee benefits, except in accordance with existing employment practices.

8.3.3 As of or prior to the closing date, Seller will terminate all of the employees, not having employee agreements transferable to Buyer and will pay each employee all wages, commissions, and accrued vacation pay earned up to the time of termination, including overtime pay.

8.4 CONDITIONS AND BEST EFFORTS. Seller will use their best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller under this Agreement, and will do all acts and things as may be required to carry out their respective obligations under this Agreement and to consummate and complete this agreement.




SECTION 9. COVENANTS OF BUYER

9.1 CONDITIONS AND BEST EFFORTS. Buyer will use its best efforts to effectuate the transaction contemplated by this Agreement and to fulfill all the conditions of Buyer's obligations under this Agreement, and shall do all acts and things as may be required to carry out Buyer's obligations and to consummate this Agreement.

9.2 CONFIDENTIAL INFORMATION. If for any reason the sale of Assets is not closed, Buyer will not disclose to third parties any confidential information received from Seller in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.



SECTION 10. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

The obligation of Buyer to purchase the Assets is subject to the fulfillment, prior to or at the closing date, of each of the following conditions, any one or portion of which may be waived in writing by Buyer:


10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS AND SELLING
     SHAREHOLDER. All representations and warranties made in this Agreement by Seller shall be true as of the closing date as fully as those such representations and warranties had been made on or as of the closing date.

10.2 LICENSES AND PERMITS. Buyer shall have obtained all licenses and permits from public authorities necessary to authorize the ownership and operation of the business of Seller.

10.3 CONDITIONS OF THE BUSINESS. There shall have been no material adverse change in the manner in of operation of Seller's business prior to the closing date.

10.4 NO SUITS OR ACTIONS. At the closing date, no suit, action or other proceeding shall have been threatened or instituted to restrain, enjoin or otherwise prevent the consummation of this Agreement or the contemplated transactions.


SECTION 11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
AND SELLING
SHAREHOLDER

The obligations of Seller to consulate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the closing date, of the following condition, which may be waived in writing by
Seller:

All representations and warranties made in this Agreement by Buyer shall be true as of the closing date as fully as though such representations and warranties have been made on and as of the closing date, and Buyer shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.


SECTION 12. BUYER'S ACCEPTANCE

Buyer represents and acknowledges that it has entered into this Agreement on the basis of its own examination, personal knowledge, and opinion the value of the business. Buyer has not relied on any representations made by Seller other than those specified in this Agreement. Buyer further acknowledges that Seller has made no agreement or promise to repair or improve any equipment, rolling stock or other personal property being sold to Buyer under this Agreement, and that Buyer takes all such property in the condition existing on the date of this Agreement, except as otherwise provided in this Agreement.


SECTION 13. INDEMNIFICATION AND SURVIVAL

13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the closing of this Agreement, except that any party to whom a representation of warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty which such party had knowledge prior to closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give notice thereof to all other parties to this Agreement. The representations and warranties in this Agreement shall terminate three (3) years from the closing date, and such representations or warranties shall thereafter be without force or effect, except any claim with respect to which notice has been given to the party to be charged prior to such expiration date.

13.2 SELLER'S INDEMNIFICATION.

13.2.1 Seller hereby agrees to indemnify and hold buyer, its successors and assigns harmless from and against:

     (1) Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of Seller's business prior to the close of business on the day before the closing date, except for claims, liabilities and obligations of Seller expressly assumed by buyer under this agreement or paid by insurance maintained by either Seller or Buyer.

     (2) Any and all damage or deficiency resulting from any material misrepresentation or breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller under this Agreement.

13.2.2 Seller' s indemnity obligations under 13.2.1 shall be subject to the following:

     (1) If any claim is asserted against Buyer that would give rise to a claim by Buyer against Seller for indemnification under the provisions of this paragraph, the Buyer shall promptly give written notice to Seller concerning such claim as Seller shall, at no expense to Buyer defend the claim.

     (2)  Seller shall not be required to indemnify Buyer for
       amount that exceeds the total purchase price paid by Buyer under Section 3 of this agreement.
13.3
     BUYERS INDEMNIFICATION. Buyer agrees to defend, indemnify and hold harmless Seller from and against:

13.3.1 Any all claims, liabilities and obligations of every kind and description arising out of or related to the operation of the business following closing or arising out of buyers faith to perform obligations of Seller assumed by buyer pursuant to this agreement.

13.3.2 Any all damage or deficiency resulting from any material misrepresentation, breech of warranty or covenant, or no fulfillment of any agreement on the part of Buyer under this agreement.



SECTION 14. CLOSING

14.1 TIME AND PLACE. This agreement shall be closed on the 31st day of October, 2000, or such other time as the parties may agree in writing.

14.2 OBLIGATIONS OF SELLER. At the closing, Seller shall deliver to buyer the following:

14.2.1 Assignments, properly endorsed Certificate of Titles, and other instruments of transfer, and form and substance reasonably satisfactory to Buyer, necessary to transfer and convey all of the assets to Buyer.

14.2.2 Such other certificates and documents as may be called for by the provisions of this Agreement.

14.3 OBLIGATIONS OF BUYER AT CLOSING. At the closing Buyer shall delivery to Seller the following:

14.3.1 Stock certificates of 2,200,000 shares made out to Seller as per Exhibit "B".

14.3.2 Such other certificates and documents as may be called for by the provisions of this Agreement.



SECTION 15. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

15.1 BOOKS AND RECORDS. This sale does include the books of account and records of Seller's business.

15.2 SELLER'S RIGHT TO PAY. In the event Buyer fails to make any payment of taxes, assessments, insurance premiums, or other charges that Buyer is required to pay to third parties under this Agreement, Seller shall have the right, but not the obligation, to pay the same. Buyer will reimburse Seller for any such payment immediately upon Seller's demand, together with interest at the same rate provided in the Note from the date of Seller's payment until Buyer reimburses Seller. Any such payment by Seller shall not constitute a waiver by Seller of any remedy available by reason of Buyer's default for failure to make the payments.



SECTION 16. BULK SALES LAW.

Buyer waives compliance by Seller with the Bulk Transfer Act. In the event any creditor of Seller claims the benefit of the Bulk Transfer Law as against Buyer or any of the assets being conveyed to Buyer under this Agreement, Seller shall immediately pay or otherwise satisfy such claim or undertake its defense. Seller shall indemnify and hold Buyer harmless from and against any and all loss, expense, or damage resulting from the failure to comply with the Bulk Transfer law. If Seller fails to comply with the provision of this Section 17 and Buyer is required to pay any creditor of Seller in order to protect the property purchased under this agreement from claims or liens of Seller's creditors, except those assumed by Buyer, the Buyer may offset the amount it pays against the balance due Seller by furnishing to the Seller proof of such payment in the form of a receipt from the creditor involved.


SECTION 17. TERMINATION OF AGREEMENT

17.1 BY MUTUAL CONSENT. This Agreement may be terminated by mutual written consent of Buyer and Seller.

17.2      BREACH OF REPRESENTATIONS AND WARRANTIES; FAILURE
     OF CONDITIONS. Buyer may elect by notice to Seller, and Seller may elect by notice to Buyer, to terminate this Agreement if;

17.2.1 The terminating party shall have discovered a material error, misstatement, or omission in the representations and warranties made in this Agreement by the other party which shall not have been cured by such other party within fifteen (15) days after written notice to such other party specifying in detail such asserted error, misstatement, or omission, or by the closing date, whichever first occurs.

17.2.2 All of the conditions precedent of the terminating party's obligations under this Agreement as set forth in either Section 11 or 12, as the case may be, have not occurred and have not been waived by the terminating party on or prior to the closing date.

17.3 CLOSING NOTWITHSTANDING THE RIGHT TO TERMINATE. The party with a right to terminate this Agreement pursuant to Section 17.2.1 or 17.2.2 shall not be bound to exercise such right, and its failure to exercise such right shall not constitute a waiver of any other right it may have under this Agreement, including but not limited to remedies for breach of a representation, warranty, or covenant.


SECTION 18. MISCELLANEOUS

18.1 The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

18.2 Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:



  SELLER:                          BUYER:
  45 Genting Lane #05-02           500 N. Rainbow Blvd - Suite 300
  Genting Warehouse Complex        Las Vegas, NV 89102
  Singapore, 349557



All notices and other communications shall be deemed to be given at the expiration of three (3) days after the date of mailing. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other parties as provided above.

18.3 In the event of a default under this Agreement, the defaulting party shall reimburse the nondefaulting party or parties for all costs and expenses reasonably incurred by the nondefaulting party or parties in connection with the default, including without limitation attorney fees. Additionally, in the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at the trial level and on appeal.

18.4 No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

18.5 This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Nevada.

18.6 This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

Witness the signatures of the parties this the 31st day of October, 2000, as amended.

SELLER:                                    BUYER:



/s/ Mr. Kwek Swee Cheow                   /s/  Mr. Jaren Chan
-----------------------                   -------------------
Shareholder, Managing Director,           President,
MyOffiz.com                               Myoffiz Inc


/s/ Low Eng Teck
-----------------------
Shareholder
MyOffiz.com


/s/ Chang Ah Meng Michael
--------------------------
Shareholder
Myoffiz.com


/s/ Han Mui Tuan
--------------------
Shareholder
Myoffiz.com


/s/ Ho Ai Lian
------------------
Shareholder
Myoffiz.com


/s/ Thue Leong Meng
---------------------
Shareholder
Myoffiz.com


/s/ Siew Pai Oak
---------------------
Shareholder
Myoffiz.com


/s/ Chan Eng Ann
---------------------
Shareholder
Myoffiz.com


/s/ Chee Yew Sing
--------------------
Shareholder
Myoffiz.com


/s/ Han Eng Kwang
--------------------
Shareholder
Myoffiz.com


/s/ Masaru Osawa
--------------------
Shareholder
Myoffiz.com


/s/ Hirofumi Inagawa
----------------------
Shareholder
Myoffiz.com


/s/ Shuan Yuan @ Shuan Michael
------------------------------
Shareholder
Myoffiz.com


/s/ Masahide Katsukata
--------------------------
Shareholder
Myoffiz.com


/s/ Joseph Jun Chih King
----------------------------
Shareholder
Myoffiz.com





                                 -End-























                         EXHIBIT "A"

                       List of Assets


List of all assets being transferred:

1. Dell Server
2. Epson Stylus Printer
3. HP Laser Printer
4. Dell Note Book
5. E-Commerce Development Tools
6. Marketing Age E-Commerce Shop Front on PI Mall
7. myOffiz.com E-Commerce Website
8. Domain Name (myoffiz.com, myoffiz.com.sg, asiaofficehub.com)
9. Network Equipments
10. Photocopier
11. Fax Machine
12. Business Books of MarketingAge
















                         EXHIBIT "B"


                      Shareholder List

Shares Obtained from Sales of assets                 2,200,000

----------------------------------------------------------------
Low Eng Teck						261914

Kwek Swee Cheow						261914

Chang Ah Meng Michael					261900

Han Mui Tuan *						197614

Ho Ai Lian						261900

Thue Leong Meng **					130943

Siew Pai Oak **						130957

Chan Eng Ann						64286

Chee Yew Sing						64286

Han Eng Kwang						214286

Masaru Osawa 						42857

Hirofumi Inagawa					21429

Shuan Yuan @ Shuan Michael *				32143

Masahide Katsukata					221429

Springfield Technology Ventures *			32143
----------------------------------------------------------------